                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                          COMTREX SYSTEMS CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________


-------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                           COMTREX SYSTEMS CORPORATION
                               102 EXECUTIVE DRIVE
                          MOORESTOWN, NEW JERSEY 08057

                    -----------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 12, 2001
                    -----------------------------------------

TO THE SHAREHOLDERS:

         A Special Meeting of Shareholders (the "Special Meeting") of Comtrex Systems Corporation, a Delaware corporation (the "Company"), will be held at the Radisson Hotel, Route 73, Mount Laurel, New Jersey, at 2:00 P.M., local time, on Monday, February 12, 2001, for the following purposes:

             (1) To consider and vote upon an amendment to the Company's Certificate of Incorporation to effect a one-for-three reverse stock split of all issued and outstanding shares of the Company's common stock; and

             (2) To transaction such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The Proxy Statement accompanying this Notice provides detailed information concerning the matters to be considered and acted upon at the Special Meeting. Please read it carefully.

         The Board of Directors of the Company unanimously recommends that the Shareholders vote in favor of the proposal for the amendment to the Company's Certificate of Incorporation to effect a one-for-three reverse stock split of all issued and outstanding shares of the Company's common stock.

         The Board of Directors has fixed the close of business on December 15, 2000 as the record date for determining those shareholders who will be entitled to notice of and to vote at the Special Meeting.

         You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.


                                            By Order of the Board of Directors,


                                            CHARLES A. HARDIN
                                            Secretary
Moorestown, New Jersey
January 8, 2001

                           COMTREX SYSTEMS CORPORATION
                               102 Executive Drive
                        Moorestown, New Jersey 08057-4224

                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON FEBRUARY 12, 2001


         These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Comtrex Systems Corporation, a Delaware corporation ("Comtrex" or the "Company"), for a Special Meeting of Shareholders of Comtrex (the "Special Meeting") to be held at 2:00 P.M. on Monday, February 12, 2001, at the Radisson Hotel, Route 73, Mount Laurel, New Jersey, and any adjournments or postponements of such meeting. These proxy materials were first mailed to shareholders on or about January 8, 2001. The address of the principal executive office of Comtrex is 102 Executive Drive, Moorestown, New Jersey 08057-4224.


                               PURPOSE OF MEETING

         The specific proposals to be considered and acted upon at the Special Meeting are summarized below:

                  (l) To consider and vote upon an amendment to the Company's Certificate of Incorporation to effect a one-for-three reverse stock split of all issued and outstanding shares of the Company's common stock; and

                  (2) To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

                   COMMON STOCK AND PRINCIPAL HOLDERS THEREOF

         Shares of the common stock, par value $.001 per share (the "Common Stock"), of Comtrex, represented by proxies in the accompanying form which are properly executed and returned to Comtrex before the Special Meeting, will be voted at the meeting in accordance with the shareholders' instructions contained in such proxies. In the absence of contrary instructions, shares represented by such proxies will be voted for the proposed amendment to the Company's Certificate of Incorporation to effect a one-for-three reverse stock split of all issued and outstanding shares of the Common Stock; and in the discretion of the proxy holders on such other matters as may properly come before the Special Meeting. The Board of Directors knows of no other matters, other than the proposed reverse stock split, to be presented for consideration at the Special Meeting or any adjournments or postponements thereof. If, however, any other matters properly come before the

Special Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders to vote such proxy in accordance with their judgment on any such matters. The proxy holders may also, if it is deemed to be advisable, vote such proxy to adjourn or postpone the Special Meeting from time to time.

         Any shareholder has the power to revoke his proxy at any time before it is voted. A proxy may be revoked by a shareholder, if it has not been exercised, by filing with the Secretary of the Company a written notice of such revocation, by a later dated proxy delivered to the Secretary of the Company at any time prior to the voting of the shares represented by such proxy, by oral revocation given by a shareholder in person at the Special Meeting or any adjournment thereof prior to the exercise of such proxy, or by the shareholder voting the shares represented by the proxy by written ballot at the Special Meeting or any adjournment thereof.

         The close of business on December 15, 2000 was the record date (the "Record Date") for determining those shareholders of the Company entitled to notice of and to vote at the Special Meeting. All shares of the Common Stock outstanding on the Record Date are entitled to vote at the Special Meeting, and the holders of record thereof will have one vote for each share so held on the matters to be voted upon at the Special Meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Special Meeting will constitute a quorum. Abstentions and broker-non votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business at the Special Meeting.

         The affirmative vote of a majority of all of the shares of the Common Stock entitled to vote on the reverse stock split proposal is required to authorize the proposed amendment to the Company's Certificate of Incorporation and the one-for-three reverse stock split. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), or other limited proxies will have the effect of a vote against amending the Company's Certificate of Incorporation to implement the one-for- three reverse stock split. Votes cast at the Special Meeting will be tabulated by the persons appointed by the Company to act as inspectors for the Special Meeting.

         As of the close of business on December 15, 2000, there were 3,866,572 outstanding shares of the Common Stock. The following table lists the shareholders known to the Company to be beneficial owners of more than five percent (5%) of the Common Stock as of December 15, 2000:

Name and                                  Number of              Approximate
Address                               Shares Owned(1)(2)       Percentage Owned
--------                              ------------------       ----------------
Irene Maladra,                            543,447(3)                14.1%
individually and as
Trustee of the Anthony
Maladra Residuary Trust
c/o Comtrex Systems
  Corporation
102 Executive Drive
Moorestown, NJ 08057

Jeffrey C. Rice                           418,200(4)                10.7%
c/o Comtrex Systems
Corporation
102 Executive Drive
Moorestown, NJ  08057

Norman and Shirley Roberts                280,000(5)                 6.8%
c/o Comtrex Systems
Corporation LTD
2 Gatwick Metro Centre
Balcombe Road
Horley, Surrey RH6 9GA

Steven D. Roberts                         406,000(6)                10.5%
c/o Comtrex Systems
Corporation LTD
2 Gatwick Metro Centre
Balcombe Road
Horley, Surrey RH6 9GA

------------------

(1) Each person has sole voting and investment power with respect to the shares unless otherwise indicated.

(2) Cede & Co., nominee for The Depository Trust Company, has informed the Company that as of the close of business on December 15, 2000 it held 2,605,501 shares (67.4%) of the Common Stock of the Company. The Depository Trust Company acts as central depository or "clearing house" for certificates of the shares of numerous corporations held for the account of banks and brokerage houses. The amount of shares held by Cede & Co. changes daily.

(3) Anthony Maladra, an individual owning in excess of five percent (5%) of the capital stock of the Company, died on May 6, 1990. Pursuant to the terms and provisions of Anthony Maladra's Last Will and Testament, the shares of the capital stock of the Company owned by the deceased have been distributed to the Anthony Maladra Residuary Trust (the "Trust"). Irene Maladra is a co-trustee and the lifetime beneficiary of the Trust, and in such capacity she is deemed to be the beneficial owner of the shares of the capital stock of the Company held by the Trust.

(4) Includes 10,000 shares subject to stock options granted pursuant to the 1992 Non- Qualified Stock Option Plan; stock options pertaining to 2,000 shares became exercisable on July 1, 1996, stock options pertaining to 2,000 shares became exercisable on July 1, 1997, stock options pertaining to 2,000 shares became exercisable on August 1, 1998, stock options pertaining to 2,000 shares became exercisable on August 1, 1999, and stock options pertaining to the remaining 2,000 shares became exercisable on August 1, 2000. Also includes 30,000 shares subject to stock options granted pursuant to the 1995 Incentive Stock Option Plan, which became exercisable on July 28, 1997.

(5) Includes 260,000 shares issuable pursuant to the conversion terms of a certain Subordinated Convertible Debenture, dated October 2, 1997, issued by the Company to Norman and Shirley Roberts in connection with the acquisition by the Company of all of the outstanding capital stock of Data Systems Terminals Limited, a corporation formed and existing under the laws of England.

(6) Includes 6,000 shares subject to stock options granted pursuant to the 1992 Non-Qualified Stock Option Plan, stock options pertaining to 2,000 shares became exercisable on August 1, 1998, 2,000 became exercisable on August 1, 1999, and stock options pertaining to the remaining 2,000 shares became exercisable on August 2, 2000.

Security Ownership of Management.
--------------------------------

         The following table sets forth the beneficial ownership of the Common Stock as of December 15, 2000 by each director, the Company's Chief Executive Officer, and all directors and the Company's executive officers as a group:

                                         Number of                 Approximate
Name                                 Shares Owned(1)            Percentage Owned
----                                 ---------------            ----------------

NATHAN I. LIPSON                        66,000(3)                     1.7%

JEFFREY C. RICE                        418,200(2)(4)                 10.7%

                                         Number of                 Approximate
Name                                 Shares Owned(1)            Percentage Owned
----                                 ---------------            ----------------

STEVEN D. ROBERTS                      406,000(5)                     10.5%

ALAN G. SCHWARTZ                        92,842(2)                      2.4%

ALL EXECUTIVE OFFICERS,
DIRECTORS AND NOMINEES
AS A GROUP (6 people)                1,105,542(6)                     27.8%

---------------

(1) Each person has sole voting and investment power with respect to the shares unless otherwise indicated.

(2) Includes 10,000 shares subject to stock options granted pursuant to the 1992 Non-Qualified Stock Option Plan; stock options pertaining to 2,000 shares became exercisable on July 1, 1996, stock options pertaining to 2,000 shares became exercisable on July 1, 1997, stock options pertaining to 2,000 shares became exercisable on August 1, 1998, stock options pertaining to 2,000 shares became exercisable on August 1, 1999, and stock options pertaining to the remaining 2,000 shares became exercisable on August 1, 2000. None of such options had been exercised as of the date hereof.

(3) Includes 8,000 shares subject to stock options granted pursuant to the 1992 Non-Qualified Stock Option Plan, stock options pertaining to 2,000 shares became exercisable on July 1, 1997, stock options pertaining to 2,000 shares became exercisable on August 1, 1998, stock options pertaining to 2,000 shares became exercisable on August 1, 1999, and stock options pertaining to the remaining 2,000 shares became exercisable on August 1, 2000. None of such options had been exercised as of the date hereof.

(4) Includes 30,000 shares subject to options granted pursuant to the 1995 Incentive Stock Option Plan, which became exercisable on July 28, 1997. None of such options had been exercised as of the date hereof.

(5) Includes 6,000 shares subject to stock options granted pursuant to the 1992 Non-Qualified Stock Option Plan; stock options pertaining to 2,000 shares became exercisable on August 1, 1998, stock options pertaining to 2,000 shares became exercisable on August 1, 1999, stock options pertaining to the remaining 2,000 shares became exercisable on August 1, 2000. None of such options had been exercised as of the date hereof.

(6) Includes (a) a total of 58,000 shares subject to options granted pursuant to the provisions of the 1992 Non-Qualified Stock Option Plan, as detailed in footnotes 2, 3, and 5 above, (b) a total of 20,500 shares owned by all other executive officers of the Company who are not directors, (c) a total of 25,000 shares subject to incentive stock options, granted to all other executive officers of the Company who are not directors, under the 1995 Incentive Stock Option Plan, which shares became exercisable between October 4, 1999 and January 10, 2000, and (d) a total of 30,000 shares subject to options granted under the 1995 Incentive Stock Option Plan, as detailed in footnote 4 above. None of the options described in this footnote had been exercised as of the date hereof. The number of shares indicated as owned by executive officers and directors as a group does not reflect options which are not exercisable within sixty (60) days after the date hereof.


             PROPOSAL ONE: AMENDMENT TO CERTIFICATE OF INCORPORATION
                  TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT

Introduction

         The Company's Board of Directors has approved a proposal to amend the Company's Certificate of Incorporation to effect a one-for-three reverse stock split of the Common Stock. We are submitting the proposal to you, the shareholders, for approval. The proposed reverse stock split will take effect, if at all, after it is approved by you and after we file a Certificate of Amendment, in the form attached hereto as Appendix A, with the Secretary of State of the State of Delaware. We expect that, if the proposal is approved by you, the Certificate of Amendment will be filed promptly following the Special Meeting.

Purpose of Reverse Stock Split

         The proposed one-for-three reverse stock split has been approved by the Board of Directors to reduce the number of issued and outstanding shares of the Common Stock in order to increase the trading price of such shares on the Nasdaq SmallCap Market. The Board took this action because the Common Stock has failed, for more than 30 consecutive days, to maintain the $1.00 minimum bid price required by Nasdaq Marketplace Rule 4310(c)(4) (the "Rule").

         On October 18, 2000, Nasdaq formally notified the Company of its failure to comply with the Rule. Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(b), Nasdaq has given the Company 90 calendar days, or until January 16, 2001, to regain compliance with the Rule. If the minimum bid price for the Company's Common Stock is at least $1.00 for at least ten consecutive trading days prior to January 16, 2001, the Company will be deemed to have regained compliance with the Rule.

         However, Nasdaq has notified the Company that, if it is unable to demonstrate compliance with the Rule on or before January 16, 2001, the Company's Common Stock will be delisted from the Nasdaq SmallCap Market at the opening of business on January 18, 2001. This automatic delisting will be temporarily stayed if the Company requests a hearing before the Nasdaq Listing Qualifications Panel (the "Panel") before the close of business on January 16, 2001. If the Company does not regain compliance with the Rule before January 16, 2001, the Company intends to request a hearing before the Panel and request a stay of the delisting of the Common Stock pending shareholder approval and implementation of the proposed reverse stock split.

         If the Common Stock is delisted from the Nasdaq SmallCap Market, trading in the Common Stock, if any, would have to be conducted in the non-Nasdaq over-the-counter market (also known as the pink sheet market). In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Common Stock.

         In addition, if the Common Stock were to become delisted from trading on the Nasdaq SmallCap Market and the trading price were to remain below $5.00 per share, trading in the Common Stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in the Common Stock, which could severely limit the market liquidity of the stock and the ability of investors to trade the Common Stock.

         While there can be no assurance, the Board of Directors believes that the proposed one-for-three reverse stock split, if approved, will result in an increase in the minimum bid price of the Common Stock to above the $1.00 per share minimum bid requirement mandated by the Nasdaq continued listing requirements and help enable the Common Stock to continue to trade on the Nasdaq SmallCap Market.

         Accordingly, the Board of Directors is asking that the shareholders approve the proposed amendment to the Company's Certificate of Incorporation to effectuate a one-for-three reverse stock split of the Common Stock. A vote in favor of Proposal One (the "Reverse Stock Split Proposal") will be a vote for approval of the proposed one-for-three reverse stock split and for granting authority to the Board of Directors to effectuate the reverse stock split.

         The Board of Directors has determined that the Reverse Stock Split Proposal is advisable and in the best interests of the shareholders and unanimously recommends that the shareholders vote "for" the Reverse Stock Split Proposal.

Effects of Reverse Stock Split

         A reverse stock split is a reduction in the number of outstanding shares of a corporation's common stock, which is accomplished by the corporation calling in all the outstanding common stock shares and reissuing a proportionately fewer number of shares. For example, if our Board of

Directors implements the proposed one-for-three reverse stock split, then someone holding 300 shares of the Common Stock would receive 100 shares of the Common Stock in exchange for such shares. This will also result in an increase in the number of authorized but unissued shares of the Common Stock. However, each shareholder's proportionate ownership of the issued and outstanding shares of the Common Stock would remain the same, except for minor changes which may result from the provisions of the Reverse Stock Split Proposal, as described below, which require the rounding of any resulting fractional shares up to the nearest whole share.

         The primary purpose of the proposed one-for-three reverse stock split is to combine the issued and outstanding shares of the Common Stock into a smaller number of shares so that the shares of the Common Stock will trade at a higher price per share than their recent trading prices. In addition to increasing the market price of the Common Stock, a reverse stock split will also affect the presentation of shareholders' equity in the Company's balance sheet. Because the par value of the shares of the Common Stock is not changing as a result of the implementation of the reverse stock split, the Company's stated capital, which consists of the par value per share of the Common Stock multiplied by the number of shares of the Common Stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split. Correspondingly, the Company's additional paid-in capital, which consists of the difference between its stated capital and the aggregate amount paid to the Company upon the issuance of all currently outstanding shares of the Common Stock, will be increased by a number equal to the decrease in stated capital.

         Finally, the reverse stock split, if implemented, will affect the outstanding stock options of the Company and certain other presently outstanding convertible securities issued by the Company which contain anti-dilution provisions. All of the Company's stock option plans include provisions requiring adjustments to the number of shares covered by, the number of shares subject to and the exercise prices of outstanding options granted under said plans, in the event of a reverse stock split. For example, in a one-for-three reverse stock split, each of the outstanding options would thereafter evidence the right to purchase that number of shares of the Common Stock following the reverse stock split equal to 33-1/3% of the shares of the Common Stock previously covered by the options (with fractional shares rounded up to the nearest whole share) and the exercise price per share would be three times the previous exercise price.

No Fractional Shares

          In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of the Common Stock as a result of the reverse stock split, we will round any fractional shares resulting from the reverse stock split up to the nearest whole share. This means that shareholders who would otherwise be entitled to receive a fractional share of the Common Stock following the reverse stock split will receive an extra whole share in lieu thereof. For example, if any shareholder owns, in total, 100 shares, that shareholder's shares would be converted into 34 shares if the proposed reverse stock split is implemented.

Implementation of Reverse Stock Split

         If the shareholders approve the Reverse Stock Split Proposal, the Board would direct management of the Company, as soon thereafter as is practicable, to file an Amendment to the Company's Certificate of Incorporation, substantially in the form attached hereto as Appendix A, with the Secretary of State of the State of Delaware (the "Reverse Split Amendment"). The Reverse Split Amendment specifies that, on the effective date specified in the Reverse Split Amendment, each of the issued and outstanding shares of the Common Stock would automatically be combined and converted into one-third of a share of the Common Stock.

Reasons for Reverse Stock Split:  Advantages

         The Board of Directors believes that a reverse stock split is desirable for the following reasons:

         o If shares of the Common Stock continue to trade below $1.00 per share, the Common Stock will be delisted from the Nasdaq SmallCap Market. Delisting could decrease the marketability, liquidity and transparency of the Common Stock (which could, in turn, further depress our stock price). Our Board believes that the anticipated increase in the market price per share resulting from a reverse stock split will lift the price of the Common Stock above the $1.00 minimum bid threshold that currently threatens our continued listing on Nasdaq.

         o The anticipated increase in the per share market price of the Common Stock should also enhance the acceptability of the Common Stock by the financial community and the investing public.

         o Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of the policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers. The expected increase in the per share price of the Common Stock may help alleviate some of such problems.

         o In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales prices than the commission on a relatively higher priced issue. A reverse stock split could result in a price level for the Common Stock that may reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock.

        o The increase in the portion of the Company's authorized shares of Common Stock that would be unissued after the reverse stock split is effectuated could be used for any proper corporate purpose approved by the Board of Directors. The increased number of authorized but unissued shares of Common Stock will provide the Company with additional flexibility to issue additional shares in connection with future financings or other transactions. However, the Board of Directors does not currently have any plans to utilize the increase in the number of the authorized but unissued shares of the Common Stock that would result from approval and implementation of the proposed reverse stock split. The following table sets forth the approximate effects of the proposed reverse stock split on the authorized and the outstanding shares of the Common Stock and the number of shares of the Common Stock that will be available for issuance after implementation of the proposed reverse stock split (without considering any additional decrease in available shares that may result from rounding up fractional shares):

                                      Prior to Reverse        After 1-For-3
                                         Stock Split        Reverse Stock Split
                                      ----------------      -------------------

Authorized Shares                        10,000,000            10,000,000

Outstanding Shares                        3,886,572             1,295,524

Shares Available for Issuance             6,113,428             8,704,476

Reasons Against Reverse Stock Split:  Disadvantages

         Even though the Board of Directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

         o Despite the potential increase in liquidity discussed above, the reduced number of shares resulting from a reverse stock split could adversely affect the liquidity of the Common Stock.

         o A reverse stock split may leave certain shareholders with one or more "odd lots" of the Common Stock (stock holdings in amounts of less than 100 shares). These odd lots may be more difficult to sell than shares in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by the reverse stock split.

        o Because a reverse stock split would result in an increased number of authorized but unissued shares of the Common Stock, it may be construed as having an anti- takeover effect, although neither the Board of Directors nor the Company's management views this proposal in that perspective. However, the Board of Directors could use this increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of the Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure than any proposal to amend or repeal the Company's by-laws or certain provisions of the Company's Certificate of Incorporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transaction were opposed by the Board of Directors.

         o Further, the increased number of authorized but unissued shares of the Common Stock could be issued by the Board of Directors without further shareholder approval, which could result in further dilution to the holders of the Common Stock.

Exchange of Stock Certificates

         If the reverse stock split is implemented, the Company's shareholders will be required to exchange their stock certificates for new certificates representing the new, post-split shares of the Common Stock. Shareholders of record at the effective time of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company's transfer agent.

         Shareholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. Shareholders should not submit any certificates until requested to do so.

         As soon as practicable after the effective time of the reverse stock split, the transfer agent will send a letter of transmittal to each shareholder advising such holder of the procedure for surrendering stock certificates in exchange for new certificates representing the ownership of the new shares of the Common Stock. No certificates representing fractional shares will be issued. Instead, any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

         Until they have surrendered their stock certificates for exchange, shareholders will not be entitled to received any dividends or other distributions that may be declared and payable to holders of record of the new shares of the Common Stock. Upon the surrender of certificates representing shares of the Common Stock issued and outstanding prior to the reverse stock split, certificates representing the new, post-split shares of the Common Stock, together with any such withheld dividends or other distributions, without interest, will be delivered.

         Any shareholder whose certificate for the Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the new, post-split shares of the Common Stock into which such shares will have been converted upon compliance with such requirements as we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Form of Certificate of Amendment to Certificate of Incorporation

         The form of the Reverse Stock Split Amendment to the Certificate of Incorporation is included as Appendix A to this Proxy Statement.

Federal Income Tax Consequences

         The following summary of the federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder, and the discussion below may not address all the tax consequences for a particular shareholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each shareholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

         Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of the Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the new, post-split shares of the Common Stock resulting from implementation of the reverse stock split will include the shareholder's respective holding periods for the pre-split shares of the Common Stock exchanged for the new shares. This treatment should also apply with respect to additional shares received for fractional shares.

No Dissenters' Rights

         The holders of shares of the Common Stock have no dissenters' rights of appraisal under Delaware law, the Company's Certificate of Incorporation or the Company's by-laws with respect to the proposed Amendment to the Company's Certificate of Incorporation of the one-for-three reverse stock split.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be considered at the 2001 Annual Meeting of Stockholders must be received at the principal executive offices of the Company no later than March 23, 2001. Such proposals may be included in the next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

         In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2001 Annual Meeting of Shareholders may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before June 6, 2001.

                              COSTS OF SOLICITATION

         The entire cost of soliciting proxies will be borne by Comtrex. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses may be made. Proxies may be solicited in person or by telephone or telegraph by directors, officers or regular employees of Comtrex, none of whom will receive additional compensation therefor.

                      MANNER IN WHICH PROXIES WILL BE VOTED

         All properly executed proxies received by the Board of Directors will be voted. The Board proposes to vote all such proxies, unless otherwise directed, for the approval of the proposed one-for- three reverse stock split. The Board knows of no other matters which may be presented for action at the meeting. However, if any other matter properly comes before the meeting, the proxy holders will vote in accordance with their best judgment on such matter.

         Stockholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.


                                          By Order of the Board of Directors,



                                          CHARLES A. HARDIN
                                          Secretary

January 8, 2001

                           COMTREX SYSTEMS CORPORATION

               Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints JEFFREY C. RICE, with full power of substitution, the proxy of the undersigned (the "Proxy") to represent the undersigned at the Special Meeting of Stockholders of Comtrex Systems Corporation (the "Company") to be held on Monday, February 12, 2001, or any adjournment or postponement thereof, and to vote the number of shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present:

(1) One-for-Three Reverse Stock Split Proposal - The proposal to approve an amendment to Comtrex Systems Corporation's Certificate of Incorporation, allowing the Board of Directors to implement a one-for- three reverse stock split of the then outstanding shares of the Company's Common Stock.

                  FOR  /__/           AGAINST  /__/           ABSTAIN /__/

(2) In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the shares represented hereby will be voted FOR the proposal listed above, and as the Proxy deems advisable on such other matters as may properly come before the meeting. This proxy may be revoked at any time prior to the time it is voted.

                                      MARK HERE FOR ADDRESS CHANGE
                                      AND NOTE AT LEFT                   /___/
                                      MARK HERE IF YOU PLAN TO
                                      ATTEND THE MEETING                 /___/

Whether or not you plan to attend the meeting in person, you are urged to sign and return your proxy without delay in the return envelope provided for that purpose which requires no postage if mailed in the United States.

                                                  ------------------------------

                                                  ------------------------------
                                                  Signature(s) of Stockholder(s)


When signing the proxy, please date it and take care to have the signature conform to the stockholder's name as it appears on this side of the proxy. If shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees and guardians should so indicate when signing.

                                                  Dated:                  , 2001
                                                        ------------------

                                   APPENDIX A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           COMTREX SYSTEMS CORPORATION

TO:      THE SECRETARY OF STATE
         STATE OF DELAWARE

         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, this Certificate of Amendment is being filed in order to amend the Certificate of Incorporation of COMTREX SYSTEMS CORPORATION, a Delaware corporation (the "Corporation"), as set forth below:

         1. The name of the corporation is COMTREX SYSTEMS CORPORATION.

         2. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended to effect a one share for three shares reverse stock split of the Company's issued and outstanding shares of common stock, par value $0.001 per share.

         3. To accomplish the foregoing, Article Fourth of the Certificate of Incorporation is hereby amended by the addition of the following provision:

                  Simultaneously with the effective date of this Certificate of Amendment, each three shares of Common Stock issued and outstanding immediately prior to the effective date of the filing of this Certificate of Amendment to the Corporation's Certificate of Incorporation is hereby reclassified and changed into one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Corporation, and each holder of record of a certificate for three or more shares of Common Stock as of the close of business on the effective date of the filing of this amendment to the

         Corporation's Certificate of Incorporation shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing one share of Common Stock for each three shares of Common Stock represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share. Until such time as the certificates representing the Common Stock to be reverse split pursuant hereto shall have been surrendered, the certificates representing the Common Stock shall represent the shares of Common Stock issuable upon the reverse stock split of such Common Stock.

         4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.
         5.       The amendment shall be effective upon the filing hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the ___th day of February, 2001.


                                            COMTREX SYSTEMS CORPORATION



Attested:                                   By:
         -------------------------------      ----------------------------------
         CHARLES A. HARDIN, Secretary         JEFFREY C. RICE, President